As filed with the Securities and Exchange Commission on November 4, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATARA BIOTHERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2836	46-0920988
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

611 Gateway Blvd., Suite 900

South San Francisco, CA 94080

(650) 278-8930

(Address, including zip code and telephone number, of Registrant’s principal executive offices)

Atara Biotherapeutics, Inc. 2014 Equity Incentive Plan

Isaac E. Ciechanover, M.D.

Chief Executive Officer

611 Gateway Blvd., Suite 900

South San Francisco, CA 94080

(650) 278-8930

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Heather D. Turner General Counsel 611 Gateway Blvd., Suite 900 South San Francisco, CA 94080 (650) 278-8930	Kenneth L. Guernsey Jodie Bourdet Cooley LLP 101 California St., #5 San Francisco, CA 94111 (415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share
– Atara Biotherapeutics, Inc. 2014 Equity Incentive Plan	4,000,000	$13.10 (2)	$52,400,000	$6,073.16

Total	4,000,000		$52,400,000	$6,073.16

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the Registrant’s Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”)  set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.

(2)

Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $13.10 per share, the average of the high and low prices of the Registrant’s common stock on November 1, 2016 as reported on the NASDAQ Global Select Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same benefit plan are effective. These additional shares of Common Stock are securities of the same class as those securities for which the Registrant previously registered under Registration Statements on Form S-8 (File Nos. 333-199508, 333-204076 and 333-209961) filed with the Securities and Exchange Commission on October 21, 2014, May 12, 2015 and March 4, 2016, respectively. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a)The contents of the earlier registration statements on Form S-8 relating to the 2014 Plan, previously filed with the SEC on October 21, 2014 (File No. 333-199508), May 12, 2015 (File No. 333-204076) and March 4, 2016 (File No. 333-209961).

(b)The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the SEC on March 4, 2016.

(c)The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed with the SEC on May 6, 2016.

(d)The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, filed with the SEC on August 8, 2016.

(e)The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, filed with the SEC on November 4, 2016.

(f)The Registrant’s Current Reports on Form 8-K filed with the SEC on February 16, 2016, June 24, 2016 and September 23, 2016.

(g)The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on July 16, 2014 (File No. 001-36548) under the Exchange Act of 1934, as amended, or the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(h)All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number	Description
4.1 (1)	Amended and Restated Certificate of Incorporation of Atara Biotherapeutics, Inc.
4.2 (2)	Amended and Restated Bylaws of Atara Biotherapeutics, Inc.
4.3 (3)	Form of common stock certificate.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
24.1	Power of Attorney (included on the signature page of this Form S-8).
99.1 (4)	Atara Biotherapeutics, Inc. Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”).
99.2 (5)	Forms of Option Agreement and Option Grant Notice under the 2014 Plan.
99.5 (6)	Form of Restricted Stock Unit Agreement and Restricted Stock Unit Grant Notice under the 2014 Plan.

(1)	Filed as Exhibit 3.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the SEC on June 20, 2014, and incorporated herein by reference.
(2)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the SEC on June 20, 2014, and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the SEC on July 10, 2014, and incorporated herein by reference.
(4)	Filed as Exhibit 10.2 to Registrant’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2016, filed with the SEC on August 8, 2016, and incorporated herein by reference.
(5)	Filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the SEC on June 20, 2014, and incorporated herein by reference.
(6)	Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the SEC on June 20, 2014, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 4th day of November, 2016.

Atara Biotherapeutics, Inc.

By:	/s/ Isaac E. Ciechanover
Isaac E. Ciechanover, M.D.
Chief Executive Officer

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Isaac E. Ciechanover and John F. McGrath, Jr., and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Isaac E. Ciechanover	President and Chief Executive Officer	November 4, 2016
Isaac E. Ciechanover, M.D.	(principal executive officer)

/s/ John F. McGrath, Jr.	Chief Financial Officer (principal	November 4, 2016
John F. McGrath, Jr.	financial and accounting officer)

/s/ Eric Dobmeier	Director	November 4, 2016
Eric Dobmeier

/s/ Matthew K. Fust	Director	November 4, 2016
Matthew K. Fust

/s/ Carol G. Gallagher	Director	November 4, 2016
Carol G. Gallagher, Pharm.D.

/s/ William Heiden	Director	November 4, 2016
William Heiden

/s/ Joel S. Marcus	Director	November 4, 2016
Joel S. Marcus

/s/ Beth Seidenberg	Director	November 4, 2016
Beth Seidenberg, M.D.

EXHIBIT INDEX

Exhibit Number	Description
4.1 (1)	Amended and Restated Certificate of Incorporation of Atara Biotherapeutics, Inc.
4.2 (2)	Amended and Restated Bylaws of Atara Biotherapeutics, Inc.
4.3 (3)	Form of common stock certificate.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
24.1	Power of Attorney (included on the signature page of this Form S-8).
99.1 (4)	Atara Biotherapeutics, Inc. Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”).
99.2 (5)	Forms of Option Agreement and Option Grant Notice under the 2014 Plan.
99.5 (6)	Form of Restricted Stock Unit Agreement and Restricted Stock Unit Grant Notice under the 2014 Plan.

(1)	Filed as Exhibit 3.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the SEC on June 20, 2014, and incorporated herein by reference.
(2)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the SEC on June 20, 2014, and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the SEC on July 10, 2014, and incorporated herein by reference.
(4)	Filed as Exhibit 10.2 to Registrant’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2016, filed with the SEC on August 8, 2016, and incorporated herein by reference.
(5)	Filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the SEC on June 20, 2014, and incorporated herein by reference.
(6)	Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the SEC on June 20, 2014, and incorporated herein by reference.